UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 23, 2022

Verde Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55276	32-0457838
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Block B-5, 20/F, Great Smart Tower,

230 Wanchai Rd, Wanchai, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code     (852) 21521223

__________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☒     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☒     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2022, Verde Resources, Inc. (the “Company”), through its wholly owned subsidiary Verde Resources (Malaysia) Sdn Bhd (“Verde Malaysia”), a company incorporated under the laws of Malaysia, entered into a Sale of Shares Agreement (“SSA”) with The Wision Project Sdn Bhd (“Wision”), a company incorporated under the laws of Malaysia, and its sole shareholder Jack Wong, to acquire the one hundred percent (100%) of the issued and paid up ordinary shares in Wision from Mr. Wong. Under the terms of the SSA, the consideration for the acquisition shall be satisfied by the payment of one (1) Malaysia Ringgit MYR upon the execution of the SSA. Wision is a digital development, marketing and consulting firm that provides public relations, branding, profile building, influencer marketing, event management and media relations services to the Company.

Item 9.01 Financial Statements and Exhibits

The Sale of Shares Agreement is attached hereto as Exhibit 10.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDE RESOURCES, INC.

Date: March 29, 2022	By:	/s/ Balakrishnan B S Muthu
Balakrishnan B S Muthu
President, and Director

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